Exhibit 3.2

BYLAWS

OF

DEERFIELD CAPITAL CORP.

(a Delaware corporation)

As in effect April 13, 2011

ARTICLE I

OFFICE

SECTION 1.1  Registered Office.  The registered office of Deerfield Capital Corp. (the “Corporation”) shall be fixed in the Corporation’s Certificate of Incorporation (as may be amended or restated from time to time, the “Certificate of Incorporation”).

SECTION 1.2  Additional Offices.  The Corporation may have additional offices, within or without the State of Delaware, including a principal executive office, at such places as the Corporation’s Board of Directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1  Annual Meetings.  If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that such date, time and place, if any, may be subsequently changed at any time by resolution of the Board of Directors. If no annual meeting has been held for a period of thirteen (13) months after the Corporation’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any other proper business may be transacted at the annual meeting.

SECTION 2.2  Special Meetings.  A special meeting of the stockholders may be called at any time by the Chairman of the Board or the Chief Executive Officer, or by the Secretary upon resolution of the Board of Directors or at the request in writing of one or more stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

Written requests by stockholders requesting the special meeting must be signed by each stockholder, or a duly authorized agent, and must provide (i) the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder; (iii) the number of shares of the Corporation’s common stock owned of record or beneficially by each such stockholder, and (iv) to the extent applicable, the disclosures and information required under Section 2.12(a)(3) of these Bylaws. Stockholders may revoke their requests for a special meeting at any time by written revocation delivered to the Secretary.

The Board of Directors shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and its stockholders. If a special meeting of the stockholders requested by the stockholders complies with this Section 2.2, such special meeting shall be held at such date, time and place as may be fixed by the Board of Directors; provided, however, a special meeting shall not be held if either (i) the Board of Directors has called but not yet held or calls for an annual meeting of stockholders and an item presented at such annual meeting is identical or substantially similar to the item (a “Similar Item,” and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) specified in the request, (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received which presented a Similar Item to the item specified in the request, (iii) the request to call the special meeting is received by the Corporation during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of stockholders, or (iv) the request to call the special meeting relates to an item of business that is not a proper subject for stockholder action under applicable law.

Business transacted at a special meeting requested by stockholders shall be limited to the items stated in the request for such special meeting, unless the Board submits additional matters to stockholders at any such special meeting.

Nothing in this Section 2.2 shall affect or amend any of the requirements of stockholders under Section 2.12(b) of these Bylaws.

SECTION 2.3  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting, the place at which the list of stockholders may be examined, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by law to be included in the notice. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be mailed or otherwise delivered (including pursuant to electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting and shall otherwise comply with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public announcement made prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.4  Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, subject to the second succeeding sentence, notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken or as otherwise required by law. The chairman of the meeting or the holders of a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any continuation of the meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote generally in the election of directors, shall be necessary and sufficient to constitute a quorum for the transaction of business, except that, when specified business is to be voted on by a class or series of stock voting as a class, whether alone or with any other class or series, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 2.6  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or if none or in the absence of a Vice Chairman of the Board of Directors, by the Chief Executive Officer or, in the absence of the Chief Executive Officer by the President or, in the absence of the President, a Vice President or, if none of the foregoing is present, by a presiding person designated by the Board of Directors or, in the absence of such designation, by a presiding person chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding over the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 2.7  Voting; Proxies; Required Vote.  Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock registered in the name of such stockholder on the books of the Corporation on the applicable record date for determining the stockholders entitled to vote as fixed pursuant to these Bylaws which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may vote in person or authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, in all matters other than the election of directors, which shall be governed by Section 3.3 of these Bylaws, the affirmative vote of the holders of a majority of the voting power of the shares of stock of the Corporation which are present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Without limiting the foregoing, when specified business is to be voted on by one or more classes, or series, of stock voting together as a class, the affirmative vote of the holders of a majority of the voting power of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act thereof, unless otherwise provided in the Certificate of Incorporation.

SECTION 2.8  Fixing Date for Determination of Stockholders of Record.

(a)                                  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with this Section 2.8.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.9  List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law.

SECTION 2.10  Inspectors of Election.  The Board of Directors may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may (unless otherwise required by applicable law) be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. In case any person who is appointed as an inspector fails to appear or act, the vacancy shall be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such, (ii) determine the shares of capital stock of the Corporation represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, (iii) count and tabulate all votes, ballots or consents, (iv) hear and determine all challenges and questions arising in connection with the right to vote, (v) determine the result and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes, ballots and consents, and (vi) do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors so appointed or designated shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies, ballots and consents cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.11  Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.12  Notice of Stockholder Nominations and Other Business.

(a)                               Annual Meetings of Stockholders.

(1)                                  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors, or a committee appointed by the Board of Directors, for such purpose, (B) subject to the terms of the Amended and Restated Stockholders Agreement by and among the Corporation and certain of its stockholders, dated as of April 13, 2011 (as amended from time to time, the “Stockholders Agreement”), by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice required by this Section 2.12 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.12 as to such business or nomination, or (C) in accordance with the terms of the Stockholders Agreement. Clause (B) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business for action at any annual meeting of stockholders, other than matters properly brought before the meeting pursuant to notice given under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting.

(2)                                  Without qualification or limitation of any other requirement, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of the first sentence of paragraph (a)(1) of this Section 2.12, the stockholder must have given sufficient, timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3)                                  To be sufficient, a stockholder’s notice delivered pursuant to this Section 2.12 must set forth: (A) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies for election of such persons as directors in a contested election, or as is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (ii) such person’s written consent to being named as a nominee and to serving as a director if elected and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other beneficial owner, if any, of such stock and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Securities Act of 1933, as amended, if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address (in the case of the stockholder, as they appear on the Corporation’s books), (ii) (a) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned beneficially and of record by such person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock or other securities of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, Derivative Instrument, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends or other distributions on the shares of the capital stock of the Corporation owned by such person that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or in which any members of such stockholder’s immediate family have an interest, and (g) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such person, any of its respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether the stockholder or the beneficial owner, if any, intends to be or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee in relation to such stockholder or beneficial owner. Without limitation on any obligation of any such stockholder to update material information, the information required by clauses (C)(ii) and (C)(iii) of paragraph (a)(3) of this Section 2.12 shall be updated by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting to disclose such information as of that record date.

(4)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)                                 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting

(1)                                  by or at the direction of the Board of Directors, or a committee appointed by the Board of Directors for such purpose;

(2)                                  provided that the Board of Directors has determined that directors shall be elected at such meeting, subject to the terms of the Stockholders Agreement, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 2.12 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3)

hereof with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above; or

(3)                                  in accordance with the terms of the Stockholders Agreement.

(c)                                General.

(1)                                  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12, the Stockholders Agreement shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, the person presiding at the meeting of stockholders shall have the power (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (C)(v) of paragraph (a)(3) of this Section 2.12) and (B) if any proposed nomination or other business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                  For purposes of this Section 2.12, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)                                  Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including clause (B) of paragraph (a)(1) and paragraph (b) hereof), and compliance with this Section 2.12 shall be the exclusive means for a stockholder to make nominations or submit other business, as applicable (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or (B) of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) to elect directors pursuant to any other applicable provisions of the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1  General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, subject to the provisions of the Stockholders Agreement, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2  Number; Qualifications.  The total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”) shall be not less than three (3) nor more than thirteen (13) members, the number thereof to be determined from time to time by the Board of Directors, subject to the provisions of, and in the manner specified by, the Certificate of Incorporation and the Stockholders Agreement. Upon adoption of these Bylaws, the initial number of members that constitute the Whole Board shall be eleven. Each director shall be at least eighteen (18) years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. Directors need not be stockholders.

SECTION 3.3  Election.

(a)           Except as otherwise provided pursuant to the Stockholders Agreement, directors shall be elected by a majority of votes cast by the shares represented at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes cast by the shares represented at such meeting. A “majority of votes cast” means that the number of votes cast “for” the election of the nominee exceeds 50% of the total number of votes cast “for” or “against” the election of that nominee. Stockholders shall also be provided the opportunity to abstain from voting with respect to the election of a director. In voting on the election of directors, abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director, if any, shall not be considered as votes cast. An election shall be considered “contested” if the number of nominees for election is greater than the number of directors to be elected. For purposes hereof, the number of nominees shall be determined as of the last date on which a stockholder in accordance with the Bylaws may give notice of the nomination of a person for election as a director in order for such nomination to be required to be presented for a vote of the stockholders.

(b)           Any current director who is a nominee for a member of the Board of Directors in an uncontested election who does not receive a majority of votes cast at such election shall promptly tender his or her resignation from the Board of Directors (the effectiveness of which shall be made subject to the acceptance thereof by the Board of Directors) following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall, excluding the nominee in question, assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall, excluding the nominee in question, act on the Nominating and Corporate Governance Committee’s recommendation at its next regularly scheduled meeting of the Board of Directors and publicly disclose its decision and the reason for its decision on Form 8-K filed with the Securities and Exchange Commission.

(c)           Subject to the Stockholders Agreement, each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, incapacity, resignation (including resignation pursuant to the resignation policy set forth below), retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.4  Resignation; Removal.  Any director may resign at any time upon written notice to the Corporation and, except for a resignation tendered pursuant to Section 3.3, such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Directors may be removed in accordance with the provisions of the Stockholders Agreement and as otherwise provided by applicable law.

SECTION 3.5  Vacancies.  Any vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors and not by the stockholders.

SECTION 3.6  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 3.7  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the Secretary, or by a majority of the directors then in office. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mail, personal delivery, electronic transmission or telephone at least twenty-four (24) hours before the day of the meeting. If given by mail, notice shall be deemed to be given on the business day next following the date on which such notice is deposited in the mail and if given by personal delivery on the day on which dispatched for next day delivery. Notice need not be given to any director who waives notice in writing, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

SECTION 3.8  Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

SECTION 3.9  Quorum; Vote Required for Action.  Except as otherwise provided by law, the Stockholders Agreement or in these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. Except in cases in which the Stockholders Agreement, these Bylaws or applicable law otherwise provides, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the

Board of Directors. Subject to the Stockholders Agreement, the directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.10  Organization.  At all meetings of the Board of Directors, the Chairman of the Board of Directors or, if none or in the absence of the Chairman of the Board of Directors or his or her inability to act, the Vice Chairman of the Board of Directors or, if none or in the absence or inability to act of the Vice Chairman of the Board of Directors, the Chief Executive Officer or, in the Chief Executive Officer’s absence or inability to act, the President or, in the President’s absence or inability to act, any Vice President who is a member of the Board of Directors or, if none or in such Vice President’s absence or inability to act, a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding person may appoint any person to act as secretary.

SECTION 3.11  Action by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation, Stockholders Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be provided by electronic transmission) and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

SECTION 3.12  Chairman of the Board.  The Chairman of the Board of Directors shall preside at each meeting of the Board of Directors or the stockholders. He or she shall advise and consult with the Chief Executive Officer, and shall perform such other duties as may be assigned to him or her by the Board of Directors.

SECTION 3.13  Remuneration of Directors.  Directors may be paid their expenses reasonably incurred, if any, of attendance at each meeting of the Board of Directors and directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for committee service.

SECTION 3.14  Reliance.  Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

SECTION 3.15  Certain Rights of Directors, Officers, Employees and Agents.  The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

ARTICLE IV

COMMITTEES

SECTION 4.1  Appointment.  The Board of Directors may, subject to the provisions of the Certificate of Incorporation and the Stockholders Agreement, by a resolution adopted by a majority of the Whole Board, designate one or more committees. Subject to the provisions of the Stockholders

Agreement, the Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The Board of Directors may, subject to the provisions of the Stockholders Agreement, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may, subject to the provisions of the Stockholders Agreement, unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and the Stockholders Agreement and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority required to be exercised by the Board of Directors.

SECTION 4.2  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

SECTION 4.3  Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors, where such committee is comprised exclusively of directors of the Corporation.

ARTICLE V

OFFICERS

SECTION 5.1  Election and Qualifications.  Subject to the terms of the Stockholders Agreement, The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a President, a Treasurer, a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors, the Chief Executive Officer or President. One person may hold two or more offices, except that no person shall simultaneously hold the offices of President and Secretary.

SECTION 5.2  Term of Office and Remuneration.  Subject to the terms of the Stockholders Agreement, the term of office of all officers shall be until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Subject to the terms of the Stockholders Agreement, any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide. In addition to the powers and the duties specified herein, all officers of the Corporation shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time direct, provided that these powers and duties are not inconsistent with any outstanding resolutions of the Board of Directors.

SECTION 5.3  Resignation.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary, unless otherwise specified in the resignation.

SECTION 5.4  Chief Executive Officer.  Subject to the terms of the Stockholders Agreement, the Board of Directors may designate a Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.5  Chief Operating Officer.  The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

SECTION 5.6  Chief Investment Officer.  The Board of Directors may designate a Chief Investment Officer. The Chief Investment Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

SECTION 5.7  Chief Financial Officer.  The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

SECTION 5.8  President.  In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.9  Vice Presidents.  The Vice Presidents, whose titles may be specified by the Board of Directors, shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

SECTION 5.10  General Counsel.  The Board of Directors may designate a General Counsel. The General Counsel shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

SECTION 5.11  Secretary.  The Secretary shall record the proceedings of all meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, give or cause to be given all notices required by these Bylaws, resolutions of the Board of Directors and provisions of law, have custody of the seal of the Corporation and authority to affix the seal on all documents properly executed on behalf of the Corporation and to attest the same, and shall perform such other and further duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 5.12  Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, shall deposit or cause to be deposited in the name of the Corporation all funds of the Corporation to its credit in such banks, trust companies or other depositories as may from time to time be designated by the Board of Directors or pursuant to authority granted by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations, shall keep accurate accounts of all funds received or paid for the account of the Corporation, and shall render to the Board of Directors, the Chief Executive Officer, the President and the Chief Financial Officer of the Corporation, whenever requested, an account of the financial condition of the Corporation and other reports with respect to the financial resources, borrowings or condition of the Corporation. The Treasurer shall perform such other and further duties as may be assigned by the Board of Directors, the President or the Chief Financial Officer of the Corporation.

SECTION 5.13  Assistant Secretary.  The Assistant Secretary or Secretaries shall perform the duties and exercise the powers of the Secretary in the Secretary’s absence or during the Secretary’s inability to act, and shall perform such other and further duties as may be assigned by the Board of Directors, the Chief Executive Officer, or the Secretary.

SECTION 5.14  Assistant Treasurer.  The Assistant Treasurer or Treasurers shall perform the duties and exercise the powers of the Treasurer in the Treasurer’s absence or during the Treasurer’s inability to act, and shall perform such other and further duties as may be assigned by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer of the Corporation, or the Treasurer.

SECTION 5.15  Other Officers.  Such other officers as the Board of Directors or the Chairman of the Board may from time to time appoint, including one or more Vice Chairmen, which Vice Chairman or Vice Chairmen may, but need not, be members of the Board of Directors.

ARTICLE VI

REMOVAL OF OFFICERS AND EMPLOYEES

SECTION 6.1  Removal.  Except as otherwise provided in the Stockholders Agreement and these Bylaws, any officer or employee of the Corporation may, at any time, be removed by the affirmative vote of at least a majority of the Whole Board. In case of such removal the officer so removed shall forthwith deliver all the property of the Corporation in his possession, or under his control, to some person to be designated by the Board of Directors.

SECTION 6.2  Temporary Delegation.  The Board of Directors may at any time, in the transaction of business, temporarily delegate any of the duties of any officer to any other officer or person selected by it.

SECTION 6.3  Vacancies.  Subject to the terms of the Stockholders Agreement, any vacancy occurring in any office, may be filled for the unexpired term by the Board of Directors or the Chairman of the Board; provided, however, that the Chairman of the Board shall not have the power to fill a vacancy occurring in the office of any officer for whose election or appointment a provision is made in these Bylaws stating that such officer shall be chosen solely by the Board of Directors.

ARTICLE VII

STOCK

SECTION 7.1  Certificates for Stock; Signatures.  Shares of the Corporation’s stock may be evidenced by certificates or may be issued in uncertificated form in accordance with applicable law as from time to time in effect. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be issued as uncertificated shares. Any such resolution or the issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of stock in the Corporation which are not provided to be uncertificated shall be entitled to receive from the Corporation a certificate representing the shares in a form approved by the Board of Directors and certifying the number of shares owned by such stockholder signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, or the Chief Executive Officer, President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented by certificated or uncertificated shares, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 7.2.  Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made on the books of the Corporation after receipt of a request with proper evidence of succession, assignation, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate. Subject to the foregoing, the Board of Directors may make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer and registration of shares of stock of the Corporation, and to appoint and remove transfer agents and registrars of transfers.

SECTION 7.3.  Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 7.4.  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or the legal representative thereof, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VIII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 8.1.  Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the chief financial officer, the Treasurer or any person designated by said chief financial officer or Treasurer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said chief financial officer, or other person so designated by the Treasurer.

SECTION 8.2.  Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Except as otherwise provided by the Board of Directors, the Chief Executive Officer or the President, any officer of the Corporation may execute and deliver any deed, bond, mortgage, contract or other obligation or instrument on behalf of the Corporation.

SECTION 8.3.  Proxies; Powers of Attorney; Other Instruments.  The Chief Executive Officer, President, the Treasurer or any other person designated by such officers shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chief Executive Officer, President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any such officer on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 9.1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, hearing or other proceeding, whether civil, criminal, legislative, administrative or investigative in nature, including a proceeding by any self-regulatory body (a “proceeding”), by reason of the fact that he or she is or was, at any time during which this Section 9.1 is in effect or any time prior thereto (whether or not such person continues to serve in such capacity at the time any indemnification pursuant hereto is sought or at the time any proceeding relating thereto is pending), a director or officer of the Corporation, or while serving as a director or officer is or was serving, or is alleged to have been serving, at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such person’s involvement in such proceeding is any alleged action or omission in an official capacity as such a director, officer, manager, partner, trustee, employee or agent or as a result of such person’s status as such, against all liability suffered (including, without limitation, any judgments, fines, excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred by such Covered Person in connection with such proceeding. For purposes of this Article IX, a director or officer of the Corporation serving as a director, officer, manager, partner, trustee, employee or agent of a company of which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote in the selection of its directors or the members of a comparable governing body or of an employee benefit plan of the Corporation or of any such company shall be deemed to have served in such capacity at the request of the Corporation and actions taken or omitted by a Covered Person on behalf of such an employee benefit plan of the Corporation or of any direct or indirect subsidiary of the Corporation, if done in good faith and in a manner that he or she reasonably believed was in the best interests of the employee benefit plan or its participants or beneficiaries, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation and actions taken or omitted on behalf of a direct or indirect subsidiary of the Corporation (even if not wholly owned by the Corporation), if done in good faith and in a manner that he or she reasonably believed to be in the best interests of the subsidiary or its owners, shall be deemed to have been done in a manner not opposed to the best interests of the Corporation. Notwithstanding the foregoing provisions of this Article, except as provided in Section 9.3, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. A Covered Person shall also be entitled, to the fullest extent permitted by law, to be paid by the Corporation the expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by a Covered Person in defending any such proceeding in advance of its final disposition; provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon receipt of an undertaking by or on behalf of the Covered Person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that the Covered Person is not entitled to be indemnified by the Corporation for such expenses under this Article IX or otherwise. The rights conferred upon Covered Persons in this Article IX shall be contract rights that vest at the time of such person’s service as a director or officer of the Corporation and such rights shall continue as to a Covered Person who has ceased to be a director or officer and inure to the benefit of his or her heirs, distributees, executors and administrators.

SECTION 9.2. If a claim for indemnification or advancement of expenses under Section 9.1 is not paid in full within sixty (60) days after a written claim therefor, supported by documentation reasonably requested by the Corporation, has been received by the Corporation, the claimant may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense actually and reasonably incurred in prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 9.3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of these Bylaws, agreement, vote of stockholders or the Board of Directors or otherwise. The Corporation may enter into agreements providing for indemnity of or advancement of expenses to a director or officer containing such provisions further to or alternative to the provisions of this Article IX as the Board of Directors determines is in the best interests of the Corporation. However, notwithstanding the foregoing, unless expressly agreed to in writing by the Corporation, the Corporation’s obligation to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise shall be reduced by any amount such person has collected as indemnification from any such other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise; and, in the event the Corporation has fully paid such expenses, the Covered Person shall return to the Corporation any amounts subsequently received from such other source of indemnification.

SECTION 9.4. Any repeal, other termination, amendment, alteration or modification of the provisions of this Article IX that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Covered Person (or his or her successors) to indemnification or advancement of expenses hereunder shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged act or omission occurring prior thereto while such a person was a director or officer of the Corporation or any actual or alleged state of facts, then or previously existing, including with respect to any proceeding thereafter brought or threatened based in whole or in part upon any such actual or alleged act, omission or state of facts.

SECTION 9.5. This Article IX shall not limit in any way the ability of the Corporation, to the extent and in any manner permitted by law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by the Board of Directors. In addition, the Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a Covered Person and any employee or agent of the Corporation or its subsidiaries against any liability, expense or loss asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability, expense or loss.

SECTION 9.6. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.  Dividends.  Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 10.2.  Ratification.  Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 10.3.  Corporate Seal.  The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures, which may be altered from time to time, as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal. The

Secretary and such other officers as he or she shall designate shall have custody of the corporate seal. Documents bearing the corporate seal shall have such effect on behalf of the Corporation as shall be provided by law.

SECTION 10.4.  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time by resolution shall determine.

SECTION 10.5.  Waiver of Notice.  Whenever notice is required to be given by these Bylaws, the Certificate of Incorporation or by law, the person or persons entitled to said notice may consent in writing, whether before or after the time stated therein, to waive such notice requirement. Notice shall also be deemed waived by any person who attends a meeting without protesting prior thereto or at its commencement, the lack of notice to him. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

SECTION 10.6.  Addresses of Stockholders.  Notices of meetings and all other corporate notices may be delivered (a) personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation, or (b) any other method permitted by applicable law and rules and regulations of the Securities and Exchange Commission as from time to time in effect.

SECTION 10.7.  Books and Records.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary and by such officer or agent as shall be designated by the Board of Directors.

ARTICLE XI

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any time, with the approval of a majority of the Whole Board.

Notwithstanding the foregoing, no amendment to the Stockholders Agreement (whether or not such amendment modifies any provision of the Stockholders Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this ARTICLE XI. In the event that the Stockholders Agreement is terminated in accordance with its terms, then references to the Stockholders Agreement in these Bylaws shall be deemed deleted and shall be of no force or effect. For so long as the Stockholders Agreement is in effect, the provisions of the Stockholders Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Stockholders Agreement.